UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

    On November 12, 2008, Textron Inc. (“Textron”) completed the sale of its Fluid & Power business unit to Clyde Blowers Limited, a UK-based worldwide leader in the areas of power, materials handling, intermodal transport and logistics and pump technologies.  Upon the closing, Textron received approximately $526 million in cash and a six-year note with a face value of $28 million.  In addition, Textron may receive up to $50 million based on final 2008 operating results primarily payable in a six-year note, and Clyde Blowers has assumed certain liabilities.  Included in the transaction was the sale of all four Fluid & Power product lines, which are Gear Technologies, Hydraulics, Maag Pump Systems, Union Pump and each of their respective brands.  The sale generated after-tax proceeds of approximately $350 million.

    Textron used a portion of the proceeds from the sale to repay at maturity its $300 million 6.375% notes which were due on November 15, 2008.  The remaining proceeds will be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: November 19, 2008	By:	/s/ Terrence O’Donnell
Terrence O’Donnell Executive Vice President and General Counsel